SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14 (a) of the Securities Exchange Act of 1934
(Amendment No. )

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SUN HEALTHCARE GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Sun Healthcare Group, Inc.
18831 Von Karman, Suite 400
Irvine, California 92612

May 20, 2003

Dear Stockholder:

     On behalf of the Board of Directors, it is my pleasure to invite you to attend the 2003 Annual Meeting of Stockholders of Sun Healthcare Group, Inc. The meeting will be held on Tuesday, June 17, 2003 at our corporate offices at 18831 Von Karman, Suite 400, Irvine, California 92612 at 9:00 a.m., local time.

     The business to be conducted at the meeting is outlined in the attached Notice of Annual Meeting and Proxy Statement.

     Whether or not you plan to attend the meeting in person, your shares should be represented and voted at the meeting. Accordingly, after reading the enclosed Proxy Statement, please complete, sign, date and promptly return the proxy in the enclosed self-addressed envelope. No postage is required if it is mailed in the United States. If you later decide to attend the meeting and wish to vote your shares personally, you may revoke your proxy at any time before it is exercised.

     We look forward to seeing you on June 17.

Sincerely,
Richard K. Matros
Chairman of the Board
and Chief Executive Officer

SUN HEALTHCARE GROUP, INC.
18831 Von Karman, Suite 400
Irvine, California 92612

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 17, 2003

To the Stockholders of Sun Healthcare Group, Inc.:

     The 2003 Annual Meeting of Stockholders of Sun Healthcare Group, Inc., a Delaware corporation, will be held on Tuesday, June 17, 2003 at Sun's corporate offices at 18831 Von Karman, Suite 400, Irvine, California 92612 at 9:00 a.m., local time, to consider and vote on the following matters described in the attached proxy statement
1.	To elect the Board of Directors;
2.	To ratify the appointment of Ernst & Young LLP as independent public accountants of Sun for the fiscal year ending December 31, 2003; and
3.	To transact such other business as may properly come before Sun's Annual Meeting, or any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on May 12, 2003 as the record date for determining stockholders entitled to receive notice of and to vote at the meeting and at any adjournment or postponement thereof. All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend the Annual Meeting, you are urged to mark, date and sign the enclosed proxy card and return it at your earliest convenience in the enclosed envelope. If you attend the Annual Meeting and wish to vote your own shares in person, you may withdraw your proxy at that time.
For the Board of Directors,
Steven A. Roseman
Executive Vice President, General Counsel
and Secretary

May 20, 2003

SUN HEALTHCARE GROUP, INC.
18831 Von Karman, Suite 400
Irvine, California 92612
______________

PROXY STATEMENT
______________

Introduction

     This Proxy Statement is furnished by the Board of Directors of Sun Healthcare Group, Inc., a Delaware corporation ("Sun"), in connection with its solicitation of proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Tuesday, June 17, 2003 at Sun's corporate offices at 18831 Von Karman, Suite 400, Irvine, California 92612 at 9:00 a.m., local time, and at any and all adjournments or postponements thereof. This Proxy Statement, the attached Notice of Annual Meeting and the accompanying proxy card are first being mailed to Sun's stockholders on or about May 20, 2003.

Proxy Procedures

     The persons named to serve as proxy holders were selected by the Board of Directors of Sun. If a proxy card is properly executed and returned before the Annual Meeting, and not revoked, all shares represented thereby will be voted at the Annual Meeting, including any adjournments thereof. If a proxy card specifies the manner in which shares are to be voted, the shares will be voted in accordance with such specifications. If no such specification is made on a proxy card that is signed and returned, such shares will be voted as recommended in this Proxy Statement by the Board of Directors. As to any other business that may properly come before the meeting, the persons named in the accompanying proxy card will vote the shares in accordance with their best judgment. Sun does not presently know of any other business to come before the meeting.

     Execution of a proxy card will not in any way affect a stockholder's right to attend the meeting and vote in person, and any person giving a proxy has the right to revoke it at any time before it is exercised by filing with the Secretary of Sun an instrument revoking it or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

     Sun will pay the cost of solicitation of proxies. In addition, Sun may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for expenses incurred in forwarding solicitation materials to the beneficial holders of stock held of record by such persons. Although it is contemplated that proxies will be solicited primarily through the mail, Sun may use its directors, officers and employees, without additional compensation, to conduct solicitation by telephone, facsimile and other means.

Outstanding Shares and Voting Rights

     At the close of business on May 12, 2003, there were outstanding 9,849,738 shares of Sun's common stock, par value $.01 per share (the "Common Stock"). Only the holders of Common Stock on May 12, 2003, the record date for stockholders entitled to notice of and to vote at the Annual Meeting, are entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter to be voted upon. A majority of the shares of Common Stock entitled to vote will constitute a quorum for the transaction of business at the meeting.

     The persons appointed by Sun to act as election inspectors for the Annual Meeting will count votes cast by proxy or in person at the Annual Meeting. The election inspectors will treat shares represented by proxies that reflect abstentions and "broker non-votes" as shares that are present and entitled to vote for purposes of determining the presence of a quorum. A "broker non-vote" occurs when a broker votes on some matters on a proxy card but not on others because the broker does not have discretionary power to vote on a particular matter. Abstentions and broker non-votes, however, do not constitute votes "for" or "against" any matter proposed for consideration at the Annual Meeting of Stockholders and thus will be disregarded and have no effect in the calculation of "votes cast" with respect to such matters and, accordingly, will not affect the outcome of the vote.

     Each matter to be submitted to a vote of the stockholders at the Annual Meeting must receive an affirmative vote by a majority of the votes cast to be approved.

PROPOSAL ONE

ELECTION OF DIRECTORS

     The Board of Directors currently is comprised of nine members. In accordance with Sun's Bylaws, the Board of Directors has determined to reduce the number of directors from nine members to eight members effective upon the commencement of the 2003 Annual Meeting. Stockholder action is not required to approve the reduction in the number of Board members. Upon recommendation by the Nominating Committee, the Board of Directors has nominated for election at the 2003 Annual Meeting John W. Adams, Gregory S. Anderson, Richard K. Matros, John F. Nickoll, Sanjay H. Patel, Bruce C. Vladeck, Ph.D., Steven L. Volla, and Milton J. Walters, all of whom are currently serving on the Board as directors. Each nominee has consented to being named in this Proxy Statement and to serve as a director if elected. There are no family relationships among any directors, executive officers or nominees. Each of the directors who are elected will serve until the 2004 Annual Meeting or until their successors, if any, are elected.

     The Board of Directors knows of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, the shares represented by all valid proxies received may be voted for a substitute nominee designated by the Board or the Board may reduce the number of directors. If any director resigns, dies or is otherwise unable to serve out his or her term, or the Board increases the number of directors, any vacancy so arising may be filled by the Board. A director elected to fill a vacancy shall serve for the remainder of the full term of the director as to whom the vacancy occurred or for the term as to which the new directorship was created.

Current Directors and Director Nominees

     The following sets forth certain biographical information for each of the nine current directors, including the eight persons nominated for election at the 2003 Annual Meeting. Directors' ages are as of the date of the Annual Meeting.

     John W. Adams, age 59, has served as a member of our Board of Directors since February 2002. Mr. Adams has served as President of Smith Management, LLC, a private investment firm, since 1984. Since 2002, Mr. Adams has served as Chief Executive Officer and President of Hawaiian Airlines, Inc., a publicly held airline that commenced chapter 11 bankruptcy proceedings in March 2003. From 1972 to 1983 he was a partner at the law firm of Dillon, Bitar & Luther. Mr. Adams currently serves as Chairman of the Board of Hawaiian Airlines, Inc.

     Gregory S. Anderson, age 46, has served as a member of our Board of Directors since November 2001. Mr. Anderson has served as the President and Chief Executive Officer of Quality Care Solutions, Inc., a publicly held provider of software and services for the healthcare industry, since 1998. Prior to 1998 Mr. Anderson was in the venture capital business. From 1993 to 1998 he was President of Anderson & Wells Co., the venture capital manager of Sundance Venture Partners and El Dorado Investment Co. Mr. Anderson currently serves on the board of directors of Hawaiian Airlines, Inc., a publicly held airline that commenced chapter 11 bankruptcy proceedings in March 2003, Glendora Hospital and Valley Commerce Bank.

     Richard K. Matros, age 49, has been our Chairman of the Board and Chief Executive Officer since November 2001. Mr. Matros served as Chief Executive Officer and President of Bright Now! Dental from 1998 to 2000. He served Regency Health Services, Inc., a publicly held long-term care operator, as Chief Executive Officer from 1995 to 1997, as President and a director from 1994 to 1997, and as Chief Operating Officer from 1994 to 1995. He served Care Enterprises, Inc. as Chief Executive Officer during 1994, as President, Chief Operating Officer and a director from 1991 to 1994, and as Executive Vice President - Operations from 1988 to 1991. Mr. Matros currently serves on the board of directors of Bright Now! Dental, Geriatrix, Inc., Meridian Neurocare, LLC and Protocare, Inc.

     Charles W. McQueary, age 51, has served as a member of our Board of Directors since February 2002. Mr. McQueary served with ProMedCo, Inc., a national medical practice management company, as Chief Executive Officer from February 2001 to December 2001 and as Senior Vice President - Operations from May 1997 to February 2001. Mr. McQueary previously served as Regional Vice President of Med Partners, Inc. from 1995 to 1997 and as Chief Operating Officer and Chief Financial Officer of Asthma & Allergy CareAmerica, Inc. from 1993 to 1995. Prior to that, he held offices with other health care companies and various positions with independent accounting firms. Mr. McQueary currently serves as Chairman of the Board of Directors of Corinthian Health Services, Inc.

     John F. Nickoll, age 68, has served as a member of our Board of Directors since February 2002. Mr. Nickoll has served as President, Chairman and Chief Executive Officer of the Foothill Group, Inc., a subsidiary of Wells Fargo, since 1970. Mr. Nickoll is also Managing General Partner of Foothill Partners, L.P., Foothill Partners II, L.P., Foothill Partners III, L.P. and Foothill Income Trust II, L.P., each of which invests in senior bank debt and other types of debt issues. Mr. Nickoll currently serves as a director of the Foothill Group, Inc. and CIM High Yield Securities, a closed-end high yield bond fund.

     Sanjay H. Patel, age 42, has served as a member of our Board of Directors since February 2002. Mr. Patel has served as Co-President of GSC Partners, a private equity firm, since 1998. Mr. Patel served Goldman, Sachs & Co. as Managing Director in the Principal Investment Area from 1992 to 1998, in the Leveraged Buyout Department from 1987 to 1992 and in the Mergers and Acquisitions Department from 1983 to 1985. Mr. Patel currently serves on the Board of Directors of Alacrity Services, LLC, R.L. Winston Rod Company, Project Time & Cost, Inc., eTEC Ventures, Ltd., ForcesGroup, Ltd., Waddington North America, Inc., Tracmail (Bermuda) Ltd., Atlantic Express Transportation Group and GSCP Recovery, Inc.

     Bruce C. Vladeck, Ph.D., age 53, has served as a member of our Board of Directors since November 2001. Dr. Vladeck has served as Senior Vice President for Policy for Mount Sinai NYU Health, Director of the Institute for Medicare Practice and Professor of Health Policy and Geriatrics at the Mount Sinai School of Medicine since 1998. From 1993 to 1997, Dr. Vladeck was Administrator of the Health Care Financing Administration (HCFA) of the U.S. Department of Health and Human Services. From 1983 to 1993, Dr. Vladeck served as President of United Hospital Fund of New York. Dr. Vladeck currently serves on the board of directors of Senior Health Partners, a managed long-term care non-profit organization, and as a Trustee of Ascension Health, the March of Dimes Birth Defects Foundation and the Medicare Rights Center.

     Steven L. Volla, age 56, has served as a member of our Board of Directors since November 2001. Mr. Volla has served as Chairman of the Board of Directors of Pathmark Stores, Inc., a publicly held hospital management company, since 2002. He served as Chairman of Primary Health Systems, Inc., an acute care hospital management company, from 1994 to 2001. He served as President, Chief Executive Officer and Chairman of the Board of American Healthcare Management, Inc., a publicly held hospital management company, from 1989 to 1994. He has also served Universal Health Services, Inc. as Senior Vice President - Operations and UHS Hospital Company as President. Mr. Volla currently serves on the board of directors of Pathmark Stores, Inc.; Brown Schools, Inc., a privately held education company; and Specialty Hospital of America, a privately held long-term acute care hospital management company.

     Milton J. Walters, age 61, has served as a member of our Board of Directors since November 2001. Mr. Walters has served with investment banking companies for over 30 years, including: Tri-River Capital since 1999 and from 1988 to 1997, as President; Prudential Securities from 1997 to 1999, most recently as Managing Director; Smith Barney from 1984 to 1988, most recently as Senior Vice President and Managing Director; Warburg Paribas Becker from 1965 to 1984, most recently as Managing Director. He currently serves on the Board of Directors of Decision One Corporation, Fredericks of Hollywood, Murray's Discount Auto, Quest Products Corporation and Chairman of MDHIO Marketing, Inc.

Recommendation of the Board of Directors

     The Board of Directors recommends that you vote "FOR" the election of each nominee for director as proposed.

Board Meetings and Committees of the Board

     During 2002, the Board of Directors held eight meetings and took action by written consent in lieu of a meeting once. To assist in the discharge of its responsibilities, the Board of Directors maintains six standing committees: Audit, Compensation, Nominating, Executive, Compliance and Special Finance. The members of these standing committees are elected by the Board of Directors and serve at the pleasure of the Board. No director attended fewer than 75% of the total meetings of the Board of Directors and committees on which he served.

     Audit Committee. The Audit Committee operates under a written charter that was amended and restated by the Board in May 2003 and which is attached to this Proxy Statement as Appendix A. As more fully described in its charter, the Audit Committee reviews Sun's financial reporting process on behalf of the Board. The Audit Committee held four meetings during 2002 and took action by written consent in lieu of a meeting once. All of the members are non-employee directors and are "independent" in accordance with the Audit Committee charter. In 2002, the Audit Committee was comprised of Milton J. Walters (Chair), Gregory S. Anderson, John F. Nickoll and Steven L. Volla. Since January 7, 2003, the Audit Committee has been comprised of Milton J. Walters (Chair), Gregory S. Anderson, Steven L. Volla and Charles W. McQueary.

     Compensation Committee. The Compensation Committee reviews the compensation of Sun's senior officers, including salaries, bonuses, stock options and any other forms of equity-based compensation, reviews recommendations to the Board concerning the compensation of the directors and performs such other functions as the Board may direct. The Compensation Committee also administers Sun's stock option plans. In 2002, the Compensation Committee held two meetings and took action by written consent in lieu of a meeting twice. All of the members are non-employee directors. In 2002, the Compensation Committee was comprised of Steven L. Volla (Chair), John F. Nickoll and Charles W. McQueary. Since January 7, 2003, the Compensation Committee has been comprised of Steven L. Volla (Chair), John F. Nickoll and Bruce C. Vladeck.

     Nominating Committee. The Nominating Committee recommends to the Board candidates to be nominees for election to the Board at annual meetings of stockholders and candidates for appointment to the committees of the Board. The Nominating Committee will not consider nominating a director candidate recommended by a stockholder. The Board formed the Nominating Committee in April 2003 and the Committee did not hold any meetings in 2002. The Nominating Committee is comprised of Gregory S. Anderson (Chair), Steven L. Volla and Milton J. Walters.

     Executive Committee. The Executive Committee assists the Board in fulfilling its responsibilities in an efficient and timely manner during the interval between regular meetings of the full Board. In performing this role, the Committee is empowered to exercise all powers and authority of the Board if Board action is needed during the interval between meetings of the Board, provided that the Committee may not take any action which (i) would require the approval of Sun's stockholders, (ii) would be in contravention of the powers that a committee may exercise pursuant to the Delaware General Corporation Law or (iii) is in contravention of specific directions given by the full Board. In 2002, the Executive Committee held one meeting and took action by written consent in lieu of a meeting twice. The Executive Committee is comprised of John W. Adams (Chair), Richard K. Matros, Sanjay H. Patel and Milton J. Walters.

     Compliance Committee. The Compliance Committee assists the Board in ensuring the ongoing commitment of Sun to compliance with applicable laws, regulations, professional standards, industry guidelines and Sun's policies and procedures. In 2002, the Compliance Committee held five meetings. The Compliance Committee is comprised of Bruce C. Vladeck (Chair), Gregory S. Anderson, Sanjay H. Patel and Charles W. McQueary.

     Special Finance Committee. The Special Finance Committee assists the Board with, among other things, Sun's ongoing negotiations and dealings with Sun's senior lenders. The Board formed the Special Finance Committee in April 2003 and the Committee did not hold any meetings in 2002. The Special Finance Committee is comprised of Steven L. Volla (Chair), John W. Adams, Gregory S. Anderson, Milton J. Walters and Bruce C. Vladeck.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Audit Committee has appointed the firm of Ernst & Young LLP ("E&Y") as the independent public accountants to audit the accounts of Sun and its subsidiaries for the year ended December 31, 2003. That appointment has also been confirmed and ratified by the Board of Directors and the Board of Directors recommends that the stockholders ratify the selection of E&Y as Sun's independent public accountants.

     Although Sun's Bylaws do not require ratification of the selection of E&Y by stockholders, as a matter of good corporate practice, the Board is submitting the selection of E&Y for stockholder approval. However, even if the stockholders ratify the selection, the Board of Directors, in its discretion, may still direct the appointment of new independent public accountants at any time during the year if the Board believes that such a change would be in the best interests of Sun and its stockholders.

     A representative of E&Y is expected to attend the Annual Meeting. The representative will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to answer appropriate questions.

      Sun's independent public accountant for the year ended December 31, 2001 was Arthur Andersen LLP ("AA"). Sun dismissed AA on June 8, 2002 and Sun engaged E&Y on June 27, 2002. AA's report on the Company's financial statements for the periods ended February 28, 2002, December 31, 2001 and December 31, 2000 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the report for the year ended December 31, 2000 included three report modifications: (i) a matter of emphasis noting that the Company was the subject of Federal investigations, including allegations of inappropriate reimbursement for certain services, and other litigation, (ii) a change of the Company's method of accounting for costs of start-up activities effective January 1, 1999, and (iii) uncertainty as to the Company's ability to continue as a going concern. AA did not note the foregoing report modifications, or any other modifications, in its reports for periods ended December 31, 2001 or February 28, 2002.

     During the Company's two most recent fiscal years and the period from the end of the most recent fiscal year to the date of dismissal of AA, (i) there were no disagreements with AA on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements, if not resolved to AA's satisfaction, would have caused AA to make reference to the subject matter of the disagreement(s) in connection with its report and (ii) there were no "reportable events" as such term is defined in Item 304(a) (1) (v) of Regulation S-K, except that AA issued a material weakness letter to the Company in July 2000 based upon the results of AA's audit of the Company's financial statements for the year ended December 31, 1999. The letter identified three material weaknesses in the Company's internal controls. The Company's Audit Committee discussed the weaknesses with management and AA. The Company took actions so that the material weaknesses were corrected to AA's satisfaction by March 2001. The Company has authorized AA to respond fully to any inquiries by the Company's successor independent accountants regarding the material weaknesses.

Recommendation of the Board of Directors

The Board of Directors recommends that you vote "FOR" the ratification of the selection of Ernst & Young LLP as proposed.

Audit And Related Fees

     The table below shows the fees that Sun paid or accrued for the audit and other services provided by Ernst & Young LLP ("E&Y") and Arthur Andersen LLP ("AA") for fiscal year 2002. AA provided services for the two-month period ended February 28, 2002 and E&Y provided services for the ten-month period ended December 31, 2002. During 2002, Sun's Audit Committee determined that the provision by AA and E&Y of non-audit services was compatible with maintaining the audit independence of AA and E&Y.

Audit Fees - E&Y	$1,085,900
Audit Fees - AA	279,047
Financial Information Systems Design and Implementation Fees	N/A
All Other Fees - E&Y	818,321
All Other Fees - AA	1,150,628
Total	$3,333,896

     Audit Fees. This category includes the fees for the examination of Sun's consolidated financial statements and the quarterly reviews of interim financial statements. This category also includes advice on audit and accounting matters that arose during or as a result of the audit or the review of interim financial statements, and the preparation of an annual "management letter" on internal control matters.

     Financial Information Systems Design and Implementation Fees. Neither AA nor E&Y billed Sun for financial information systems design and implementation during 2002.

     All Other Fees. For E&Y, this category includes the fees associated with consulting services provided to Sun for: (i) medical risk and quality compliance, $780,321; and (ii) tax matters, $38,000. For AA, this category includes the fees associated with consulting services provided to Sun for: (i) restructuring related to emergence from chapter 11 bankruptcy proceedings, $1,037,038; and (ii) tax matters, $113,590.

Audit Committee Report

     The Audit Committee operates under a written charter that was amended and restated by the Board in May 2003 and which is attached to this Proxy Statement as Appendix A. As more fully described in its charter, the Audit Committee reviews Sun's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process. Sun's independent auditors are responsible for performing an audit of Sun's consolidated financial statements in accordance with generally accepted auditing standards and expressing an opinion on the conformity of the financial statements to generally accepted accounting principles in the United States. The internal auditors are responsible to the Audit Committee and the Board for testing the integrity of the financial accounting and reporting control systems and such other matters as the Audit Committee and Board determine. The Audit Committee of the Board was comprised of four independent directors during fiscal 2002.

     In this context, the Audit Committee met and held discussions with management, the internal auditors and the independent auditors concerning the consolidated financial statements for the fiscal year ended December 31, 2002. Management represented to the Committee that Sun's consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States, and the Committee has reviewed and discussed the consolidated financial statements with management, the internal auditors and the independent auditors. The Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), including the quality of Sun's accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

     In addition, the Committee has discussed with the independent auditors the auditors' independence from Sun and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Committee also has reviewed audit and non-audit fees and considered whether the independent auditors' provision of non-audit services to Sun is compatible with the auditors' independence.

     Based upon the Committee's review and discussions referred to above, the Committee recommended that the Board include the Company's audited consolidated financial statements in Sun's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 filed with the Securities and Exchange Commission. The Committee and the Board have also recommended to shareholders the appointment of Ernst & Young LLP as the Company's independent auditors for 2003.

Submitted by the Audit Committee:

Milton J. Walters, Chairman
Gregory S. Anderson
Steven L. Volla
Charles W. McQueary

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

     The following table and footnotes set forth certain information regarding the beneficial ownership of Sun's common stock as of May 12, 2003 by (i) each director, (ii) the Named Executive Officers (as defined below) and (iii) all of Sun's directors and executive officers as a group.

Name of Beneficial Owner	Shares Beneficially Owned(1)		Percent of Class(1)

John W. Adams	750	(2)	*
Gregory S. Anderson	750	(2)	*
John W. Driscoll	5,000	(2)	*
Tracy A. Gregg	5,000	(2)	*
William A. Mathies	43,000	(3)	*
Richard K. Matros	220,000	(4)	2.2%
Charles W. McQueary	750	(2)	*
John F. Nickoll	1,021,609	(5)	10.4%
Sanjay H. Patel	1,181,528	(6)	12.0%
Kevin W. Pendergest	87,500	(7)	*
Bruce C. Vladeck	750	(2)	*
Steven L. Volla	750	(2)	*
Milton J. Walters	5,750	(8)	*
All directors and executive officers as a group (20 persons, including those named above)	2,598,637	(5)(6)(9)	25.8%

_____________________

*        Less than 1.0%

(1)

Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Options exercisable within 60 days of May 12, 2003 are deemed to be currently exercisable. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned.

(2)	Consists solely of shares that could be purchased pursuant to stock options.

(3)	Consists of 3,000 shares held by the Mathies Family Trust and 40,000 shares that could be purchased pursuant to stock options.

(4)

Includes (i) 90,000 restricted shares awarded under our 2002 Management Equity Incentive Plan, which remain subject to a risk of forfeiture, and (ii) 60,000 shares that could be purchased pursuant to stock options.

(5)

Includes 1,020,859 shares held by The Foothill Group, Inc. and its affiliates, of which Mr. Nickoll is an executive officer. The shares are subject to shared voting and investment power. See table below. Also includes 750 shares that could be purchased pursuant to stock options.

(6)

Includes 1,180,778 shares held by GSC Recovery, Inc., and its affiliates. The shares may be subject to shared voting and dispositive power. Mr. Patel disclaims beneficial ownership of these securities. See table below. Also includes 750 shares that could be purchased pursuant to stock options.

(7)	Includes 3,000 shares held by the Pendergest Children's Trust of 1991 and 80,000 shares that could be purchased pursuant to stock options.

(8)	Includes 750 shares that could be purchased pursuant to stock options.

(9)

Includes (i) 90,000 restricted shares awarded under our 2002 Management Equity Incentive Plan that remain subject to a risk of forfeiture, (ii) 223,510 shares that could be purchased pursuant to stock options and (iii) 6,000 shares held in family trusts.

     The following table and footnotes set forth certain information regarding the beneficial ownership of common stock as of May 12, 2003 by each person believed by us to be the beneficial owner of more than five percent of Sun's common stock.

Name and Address of Beneficial Owner	Shares Beneficially Owned(1)	Percent of Class(1)
GSC Recovery, Inc. 500 Campus Drive Suite 220 Florham Park, NJ 07932	1,181,528 (2)	12.0%
The Foothill Group, Inc. 2450 Colorado Avenue Suite 3000 Santa Monica, CA 90404	1,021,609 (3)	10.4%
James Dondero Highland Capital Management, L.P. Two Galleria Tower 13455 Noel Road, Suite 1300 Dallas, TX 75240	943,779 (4)	9.6%
JP Morgan Chase Bank 1 Chase Manhattan Plaza 8th Floor New York, NY 10081	540,043 (5)	5.5%
(1)

Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Options exercisable within 60 days of May 12, 2003 are deemed to be currently exercisable. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have shared voting and investment power with respect to all shares of Common Stock beneficially owned.

(2)

Based on information included in a Form 4 filed with the Commission on March 17, 2003. Consists of (i) 1,180,778 shares beneficially held by Greenwich Street Capital Partners II, L.P., GSCP (NJ), L.P., GSCP (NJ), Inc., Greenwich Street Investments II, L.L.C., GSC Recovery II, L.P., GSC Recovery II GP, L.P., GSC Recovery, Inc., GSC Recovery IIA, L.P. and GSC Recovery IIA GP, L.P. and (ii) 750 shares that could be purchased pursuant to stock options.

(3)

Based on information included in a Form 4 filed with the Commission on March 13, 2003. Consists of (i) 1,020,859 shares beneficially held by The Foothill Group, Inc., Foothills Partners III, L.P., Stearns Family Trust 2001, Dennis R. Ascher, Jeffrey T. Nikora Family Trust, John F. Nickoll Living Trust, Foothill Income Trust, L.P., FIT GP, LLC, Foothill Partners IV, L.P., and FP IV GP, LLC, and (ii) 750 shares that could be purchased pursuant to stock options held by John F. Nickoll.

(4)

Based on information included in a Form 3 filed with the Commission in January 2003 and the number of shares issued to Highland in February 2003 pursuant to our Plan of Reorganization. Consists of shares held by Highland Capital Management, L.P. and Highland Crusader Offshore Partners, L.P.

(5)

Based on information included in a schedule 13G filed with the Commission in February 2003 and on the number of shares subsequently issued to J.P. Morgan Chase Bank in February 2003 pursuant to our Plan of Reorganization.

EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table provides information concerning employment compensation for services to Sun and its subsidiaries for the fiscal years shown for those persons (the "Named Executive Officers") who were, during the year ended December 31, 2002, (i) the individuals who served as Sun's Chief Executive Officer, and (ii) the other four most highly compensated executive officers.

Name and Principal Position	Year	Annual Compensation Salary Bonus		Long-Term Compensation Awards Restricted Securities Stock Underlying Awards($) Options(#)		All Other Compensation
Richard K. Matros (1) Chairman of the Board and Chief Executive Officer	2002 2001 2000	$ 650,000 85,000 -	$ - 54,166 -	$4,050,000(2) - -	150,000 - -	$ - - -
Kevin W. Pendergest (1) Executive Vice President and Chief Financial Officer	2002 2001 2000	351,442 - -	175,000(3) - -	- - -	200,000 - -	- - -
William A. Mathies (1) President of SunBridge Healthcare Corporation	2002 2001 2000	326,154 - -	- - -	- - -	100,000 - -	- - -
Tracy A. Gregg (1) President of SunDance Rehabilitation Corporation	2002 2001 2000	275,000 275,918 68,750	80,705 96,250 32,083	- - -	20,000 - -	- 1,275 -
John W. Driscoll President of SunScript Pharmacy Corporation	2002 2001 2000	229,613 207,309 186,604	65,800 75,250 53,900	- - -	20,000 - -	- 336 233

______________________

(1)	Mr. Matros joined Sun on November 7, 2001, Mr. Pendergest and Mr. Mathies joined Sun on February 28, 2002 and Ms. Gregg joined Sun on September 25, 2000.

(2)

Sun awarded Mr. Matros with a restricted stock grant of 150,000 shares on February 28, 2002 at a then-estimated value of $27.00 per share. The restricted stock vests as follows: 60,000 shares on February 28, 2003 and 30,000 shares on each of February 28, 2004, 2005 and 2006. The 150,000 restricted shares had an aggregate value of $208,500, based on the last reported sales price of the common stock on the Over-The-Counter Bulletin Board at December 31, 2002. To the extent Sun declare any dividends on its common stock, Mr. Matros' restricted shares would participate in any such dividends.

(3)	Sun awarded Mr. Pendergest this one-time sign-on bonus when he joined us.

Option Grants in Last Fiscal Year

   The following table sets forth certain information concerning individual grants of stock options made to each of the Named Executive Officers during the year ended December 31, 2002:

	Individual Grants
	Number of Securities Underlying	% of Total Options Granted to Employees in Fiscal	Exercise or Base Price	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
Name	Options (1)	Year (%)	($/Sh) (2)	Date	5% 10%
Richard K. Matros	150,000	19.6%	$27.00	02/27/09	$1,648,755	$3,842,235
Kevin W. Pendergest	200,000	26.1	27.00	02/27/09	2,198,340	5,122,980
William A. Mathies	100,000	13.1	27.00	02/27/09	1,099,170	2,561,490
Tracy A. Gregg	20,000	2.6	27.00	02/27/09	219,834	512,298
John W. Driscoll	20,000	2.6	27.00	02/27/09	219,834	512,298

__________________________

(1)   All options were granted under our 2002 Management Equity Incentive Plan.

(2)   All options were granted at an exercise price equal to or greater than the fair market value of Common Stock on the option grant date. The closing price of our stock on April 25, 2003 was $0.25 per share. The options granted to Mr. Matros, Mr. Pendergest and Mr. Mathies will vest and become exercisable at a rate of 20% on the date of grant and 20% on the first four anniversaries of the date of grant. The options granted to Ms. Gregg and Mr. Driscoll vest and become exercisable at a rate of 25% on the first four anniversaries of the date of grant. All options become fully exercisable on the occurrence of a change in control as described in the plan pursuant to which each option was granted.

(3)   The potential realizable value is based on the exercise price of $27.00 per share. The closing price of our stock on April 25, 2003 was $0.25 per share.

Fiscal Year-End Option Values

     Set forth in the table below is information concerning the value of stock options held as of December 31, 2002 by each of the Named Executive Officers. None of the Named Executive Officers exercised any stock options during the year ended December 31, 2002.

	Number of Securities Underlying Unexercised Options-at-Year-End (#)		Value of Unexercised In-the-Money Options At-Year-End ($)(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Richard K. Matros	30,000	120,000	$ -	$ -
Kevin W. Pendergest	40,000	160,000	-	-
William A. Mathies	20,000	80,000	-	-
Tracy A. Gregg	0	20,000	-	-
John W. Driscoll	0	20,000	-	-

__________________

(1)  The last reported sales price of the common stock, as reported on the Over-The-Counter Bulletin Board at December 31, 2002 was less than the exercise price of all stock options.

Compensation of Directors

     Our non-employee directors are entitled to receive: (i) an annual fee of $24,000, which is payable in four equal quarterly installments, (ii) $1,750 for each Board of Directors or Committee meeting attended in person, (iii) an additional $500 for each subsequent meeting attended that same day, and (iv) $500 for any meetings attended by telephone. In addition, each Chairperson of a Committee of the Board of Directors is entitled to receive an additional annual fee of $4,000, payable in four equal quarterly installments. Each of the non-employee directors is reimbursed for out-of-pocket expenses for attendance at Board and committee meetings. In addition, each of the non-employee directors has been awarded stock options to purchase an aggregate of 10,000 shares of common stock at an exercise price of $27.00 per share.

Employment Agreements

     We entered into employment agreements with Mr. Matros, Mr. Pendergest and Mr. Mathies. These agreements represent an annual obligation to Sun of approximately $1.5 million and they have various renewal options and expiration terms. In addition to the base salary, the officers are entitled to annual bonuses for each fiscal year in which we achieve or exceed certain financial performance targets. If the targets are achieved, depending upon the individual's agreement and how much the targets are exceeded, the bonuses range from 50% to 100% of base salary. Pursuant to the agreements, these officers received options to purchase an aggregate of 450,000 shares of common stock at an exercise price of $27.00 per share. The options vest over the four-year period ending 2006.

     The employment agreements generally provide that in the event of termination of employment without Good Cause or by the employee for Good Reason (each as defined in the employment agreements), then the employee would be entitled to a lump sum severance amount equal to two years of base salary, unless the event occurred within two years of a change of control, in which case they would each be entitled to three years of base salary. Additionally, each employee would be entitled to any earned but unpaid bonus and certain of the employees would also be entitled to one or two times the amount of the bonus which would have been earned in the year of termination (depending upon the terms of the applicable agreement.)

Severance Agreements

    We have entered into Severance Agreements with Mr. Driscoll and Ms. Gregg pursuant to which they would receive severance payments in the event of their respective Involuntary Terminations of employment (as defined in their agreements). The severance payment would be equal to 18 and 12 months, respectively, of their then-current salary. In addition to the severance payment, they would have the right to participate for a defined period of time in the medical, dental, health, life and other fringe benefit plans and arrangements applicable to them immediately prior to termination.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee of our Board of Directors currently consists of Steven Volla, John Nickoll and Bruce Vladeck. None of these individuals has ever been an officer or employee of ours. None of our current executive officers has ever served as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Report of the Compensation Committee on Executive Compensation

     The Compensation Committee of the Board of Directors (the "Committee") administers Sun's executive compensation programs. In this regard, the role of the Committee, which is comprised entirely of outside, independent directors, is to review and approve salaries and other compensation of Sun's executive officers and various other compensation policies and matters, and to administer Sun's stock option plans. The Committee, which is currently comprised of Steven Volla, John Nickoll and Bruce Vladeck, was formed on March 26, 2002.

Compensation Objectives and Programs

     Sun's objectives for its compensation program for executives are to attract and retain the highest quality senior management team possible, to motivate exceptional performance, and to inspire teamwork among the executives and loyalty to Sun. As part of Sun's emergence from its Chapter 11 bankruptcy proceedings on February 28, 2002, Sun restructured its senior management team. This restructuring included hiring several new senior executives.

     The senior executive compensation package consists of four components: (i) base salary; (ii) annual incentive bonus; (iii) long-term incentive compensation; and (iv) benefits, including retirement programs and perquisites. Each of these components is designed to motivate exceptional operational performance in order to attain Sun's annual financial, strategic and quality goals.

Base Salaries

     Sun has entered into employment agreements with five of its executive officers, including Richard Matros, Kevin Pendergest, William Mathies, Steven Roseman and Heidi Fisher, and those officers are paid base salaries in accordance with their agreements. The agreements were generally entered into prior to the formation of the Compensation Committee. With respect to the base salaries for Sun's executive officers that do not have employment agreements, the Committee will review the base salaries annually to determine whether adjustments are appropriate. With respect to executive officers other than Mr. Matros, the Committee will consider the recommendations of management in determining salary adjustments. Sun believes that the base salaries paid to its executive officers are competitive with salaries paid by its competitors within the long-term care industry and were necessary to attract qualified executives to a company that was in the process of emerging from Chapter 11 bankruptcy proceedings.

Annual Incentive Bonus

     Sun believes that incentive bonuses that are appropriately structured will benefit the Company by motivating executive officers and rewarding them for their success.     Pursuant to his employment agreement, Mr. Matros is entitled to an annual bonus for each fiscal year in which Sun achieves or exceeds certain financial performance targets. If the targets are achieved, the bonus could be 50%, 75% or 100% of base salary, depending upon how much the targets are exceeded. As a result of Sun's performance during the year ended December 31, 2001, Sun paid a bonus to Mr. Matros in 2002. However, the performance targets were not met in 2002.

     Pursuant to the employment agreements with certain of Sun's other executive officers, the officers are entitled to annual bonuses for each fiscal year in which the Company achieves or exceeds certain financial performance targets. If the targets are achieved, depending upon the individual's agreement and how much the targets are exceeded, the bonuses range from 33% to 100% of base salary. The financial performance targets in these employment agreements were not achieved in 2002.

     Sun also established incentive bonus programs for certain officers and key employees in 2002. The four Presidents of Sun's ancillary services operations achieved their financial performance targets in 2002 and are entitled to bonuses in the aggregate amount of $240,680.

Long Term Incentive Compensation

     On February 28, 2002, Sun made a one-time award to Mr. Matros of 150,000 shares of restricted stock. The shares vest 40% on February 28, 2003 and 20% on each of February 28, 2004, 2005 and 2006. On February 28, 2002, Mr. Matros was also granted a non-qualified stock option to purchase 150,000 shares of Sun common stock at a purchase price of $27.00 per share. The stock options vest 20% on each of February 28, 2002, 2003, 2004, and 2005.

     In addition to the awards to Mr. Matros, Sun has granted an aggregate of 550,000 stock options to 18 members of Sun's management team through May 12, 2003. The options generally vest in four equal annual installments beginning on the first anniversary of the date of award.

Benefits

     Sun's executives receive the retirement, health and welfare benefits, which are available to all Sun employees. Executives are eligible for participation in Sun's 401(k) Retirement Savings Plan, consistent with annually determined limits for highly compensated employees and Federal contribution limits. Other benefits or perquisites, such as a company automobile, may be provided at the discretion of the Chief Executive Officer with approval of the Committee.

Policy on Deductibility of Executive Compensation

     Under Section 162(m) of the Code, Sun is generally precluded from deducting compensation in excess of $1 million per year for its Chief Executive Officer and any of its four highest-paid executive officers, unless the payments are made under qualifying performance-based plans. While it is the Committee's intention to maximize the deductibility of compensation paid to executive officers, deductibility will be only one among a number of factors used by the Committee in ascertaining appropriate levels or modes of compensation. The Committee intends to maintain the flexibility to compensate executive officers based upon an overall determination of what it believes to be in the best interests of Sun and its stockholders.

Submitted by the Compensation Committee:

Steven Volla, Chairman
John Nickoll
Bruce C. Vladeck

Certain Relationships and Related Transactions

     Prior to Mr. Pendergest joining Sun as Executive Vice President and Chief Financial Officer in March 2002, he served as the court appointed examiner during Sun's chapter 11 bankruptcy proceedings. Mr. Pendergest provided these services as an independent contractor of Crossroads, LLC, of which he had no ownership interest. The bankruptcy court approved all of the payments made to Mr. Pendergest in his capacity as the examiner. In addition to Mr. Pendergest, Crossroads provided other professionals and consultants to assist with Sun. During 2002, Sun paid Crossroads a total of approximately $148,709 for services rendered, plus expenses, inclusive of the amounts paid for Mr. Pendergest's services.

     Sanjay H. Patel is a member of Sun's Board of Directors and is the Co-President of GSC Partners. Mr. Patel is a managing member, executive officer, limited partner or shareholder of certain entities affiliated with, or related to, other entities which, in the aggregate, beneficially own more than 10% of Sun's common stock or hold an aggregate of $10.4 million principal amount of indebtedness outstanding under our Loan Agreements.

     John F. Nickoll is a member of Sun's Board of Directors and the President, Chairman and Chief Executive Officer of The Foothill Group, Inc. and the Managing Member of FIT GP, LLC, the General Partner of Foothill Income Trust, L.P. Through its affiliates, The Foothill Group, Inc. beneficially holds more than 10% of Sun's common stock. Foothill Income Trust L.P. is a party to Sun's Loan Agreements and as of March 12, 2003 Sun was indebted to Foothill Income Trust L.P. under those agreements for approximately $13.9 million.

     Highland Capital Management LP beneficially holds approximately 9.6% of Sun's common stock. Highland Capital Management LP is a party to Sun's Loan Agreements and as of March 12, 2003 Sun estimated that it was indebted to Highland Capital Management under those agreements for in excess of $12.5 million.

STOCK PRICE PERFORMANCE GRAPH

       In accordance with Sun's Plan of Reorganization, upon Sun's emergence from its bankruptcy proceeding on February 28, 2002, Sun canceled all outstanding shares of its old common stock and issued new common stock. The new common stock began trading on April 2, 2002 under the symbol SUHG.OB. The following graph and chart compare the cumulative total stockholder return for the period from April 2, 2002 through March 31, 2003 on an investment of $100 in (i) Sun's new common stock, (ii) the Standard & Poor's 500 Stock Index ("S&P 500") and (iii) the Media General Long-Term Care Facilities Index ("Long-Term Care Index"). Cumulative total stockholder return assumes the reinvestment of all dividends. Stock price performances shown in the graph are not necessarily indicative of future price performances.

COMPANY/INDEX	4/2/02	6/30/02	9/30/02	12/31/02	3/31/03
Sun Healthcare Group, Inc.	$100.00	$86.00	$28.27	$10.56	$0.85
S&P 500 Index	$100.00	$86.60	$71.64	$77.69	$75.24
Long-Term Care Index	$100.00	$104.53	$84.68	$75.63	$71.80

OTHER MATTERS

Additional Proposals for the 2003 Annual Meeting

     As of the date of this Proxy Statement, the Board of Directors knows of no matters that will be presented for consideration at the Annual Meeting other than as described in this Proxy Statement. If any other matter properly comes before the Annual Meeting or any adjournment or postponement thereof and is voted upon, it is the intention of the persons named in the accompanying proxies to vote such proxies in accordance with the judgment of the Board of Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act and the rules promulgated thereunder require Sun's directors and executive officers and persons who own more than ten percent of Sun's Common Stock to report their ownership and changes in their ownership of Common Stock to the Securities and Exchange Commission (the "Commission"). Copies of the reports must also be furnished to the Company. Specific due dates for the reports have been established by the Commission and Sun is required to report any failure of its directors, executive officers and more than ten percent stockholders to file by these dates.

     Based solely on a review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during 2002 all Section 16(a) filing requirements applicable to our directors, executive officers and greater than ten % beneficial owners were met with the exception of: (i) John F. Nickoll, a member of our Board of Directors, filed two Forms 4 late, (ii) Jennifer L. Botter, an executive officer, filed a Form 4 late, and (iii) Highland Capital Management LP, a 10% stockholder at the time of filing, filed a Form 3 late.

Annual Report To Stockholders

     Sun is delivering only one annual report and one proxy statement to stockholders who share the same address. A copy of Sun's proxy statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as filed with the Securities and Exchange Commission, may be obtained without charge on Sun's website at www.sunh.com or by writing to Investor Relations, Sun Healthcare Group, Inc., 101 Sun Avenue, N.E., Albuquerque, New Mexico 87109, or by telephone request to (505) 468-2341. Stockholders sharing an address can contact Sun at the above address and telephone number to request receiving multiple annual reports and proxy statements.

Stockholder Proposals

     Sun anticipates holding its 2004 Annual Meeting of Stockholders on or around June 2004. Proposals of stockholders submitted pursuant to Rule 14a-8 of the Commission for inclusion in the proxy statement for the 2004 Annual Meeting of Stockholders must be received by Sun at its principal executive offices at 18831 Von Karman, Suite 400, Irvine, California 92612 on or before January 22, 2004.

     Under Sun's Bylaws, stockholders desiring to nominate persons for election as directors or bring other business before the stockholders at Sun's 2004 Annual Meeting must notify the Secretary of Sun in writing not less than 90 days prior to meeting or the tenth day following the day on which public announcement of the date of the meeting is first made by Sun, but in no event shall such notice be delivered more than 120 days prior to the date of the meeting. Stockholders' notices must contain the specific information set forth in the bylaws. Stockholders will be furnished a copy of Sun's Bylaws without charge upon written request to the Secretary of Sun.

By Order of the Board of Directors
Steven A. Roseman
Executive Vice President, General
Counsel and Secretary

May 20, 2003

APPENDIX A

CHARTER OF THE AUDIT COMMITTEE
of the
BOARD OF DIRECTORS
of
SUN HEALTHCARE GROUP, INC.
a Delaware corporation

Adopted May 6, 2003
  Purpose. The purpose of the Committee is to assist the Board of Directors (the "Board") of SUN HEALTHCARE GROUP, INC., a Delaware corporation (the "Company") in overseeing the accounting and financial reporting processes of the Company and audits of the financial statements of the Company, including (a) the integrity of the Company's financial statements, (b) the performance of the Company's internal disclosure control function, (c) the independent public accountants' qualifications and independence, and (d) the performance of the Company's internal audit function and independent public accountants.

  While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles ("GAAP") and applicable rules and regulations. These are the responsibilities of management and the independent public accountants.

  Membership. The Committee will be comprised of three or more directors of the Company's Board. All members of the Committee will be directors who meet the knowledge requirements and the independence requirements as set forth on Exhibit A. The members of the Committee will be appointed by and serve at the discretion of the Board. The Chairperson of the Committee will be appointed by the Board. At least one member of the Committee must qualify as a "financial expert" as described in Exhibit A, and the Company must disclose in the periodic reports required by Section 13(a) of the Securities Exchange Act of 1934 (the "Act") whether or not it has at least one member who is a financial expert as described on Exhibit A.
  Specific Responsibilities and Duties. The Board delegates to the Committee the express authority to do the following:

  3.1   Independent Public Accountants
      Selection; Fees. Be solely responsible for the appointment, compensation and oversight of the independent public accountants (including resolution of disagreements between management and the independent public accountant regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and, where appropriate, terminate and replace such firm. Such independent public accountants shall report directly to and be ultimately accountable to the Committee.

      Scope of Audit. Review, evaluate and approve the annual engagement proposal of the independent public accountants (including the proposed scope and approach of the annual audit).
      Pre-Approval of Audit and Non-Audit Services. Pre-approve auditing services and non-auditing services to be performed by the independent public accountants. The independent public accountants shall not be retained to perform the prohibited non-audit functions listed on Exhibit B. Such pre-approval can be given as part of the Committee's approval of the scope of the engagement of the independent public accountants or on an individual basis. The approved non-auditing services must be disclosed in the Company's periodic public reports required by Section 13(a) of the Act. The pre-approval of non-auditing services can be delegated by the Committee to one or more of its members, but the decision must be presented to the full Committee at the next scheduled meeting.
      Lead Audit Partner Review, Evaluation and Rotation. Ensure that the lead audit partner having primary responsibility for the audit and the reviewing audit partner of the independent public accountants are rotated at least once in each five year period.
      Audit Team. Review the experience and qualifications of the senior members of the independent public accountants' team.
      Hiring Policies. Set clear hiring policies for employees and former employees of the independent public accountants.
      Review Problems. Review with the independent public accountants any audit problems or difficulties the independent public accountants may have encountered and management's responses, including: (i) any restrictions on the scope of activities or access to requested information and (ii) any recommendations made by the independent public accountants as a result of the audit.
      Related Party Transactions. Review and approve all transactions between the Company and its officers, directors and stockholders owning more than 5.00% of the Company's outstanding stock

        3.2   Independent Public Accountants
      Annual Financials. Review and discuss with management and the independent public accountants the Company's annual audited financial statements. Recommend to the Board whether the annual audited financial statements should be included in the Company's Annual Report on Form 10-K.
      Quarterly Financials. Review and discuss with management and the independent public accountants the Company's quarterly financial statements and the results of the independent public accountants' reviews of the quarterly financial statements, prior to the public release of such information.
      Accounting Principles. Review with management and the independent public accountants material accounting principles applied in financial reporting, including any material changes from principles followed in prior years and any items required to be communicated by the independent public accountants in accordance with AICPA Statement of Auditing Standards ("SAS") 61.

      Press Releases. Discuss and review earnings-related press releases with management.
      Regulatory Developments. Review with management and the independent public accountants the effect of regulatory and accounting initiatives on the Company's financial statements.

        3.3   Internal Audit and Risk Management.

      Internal Audit. Review the budget, qualifications, activities, effectiveness and organizational structure of the internal audit function and the performance, appointment and replacement of the lead internal auditor, and review summaries of material internal audit reports and management's responses.
      Risk Management. Discuss risk assessment and risk management policies periodically with the management, internal auditors, and independent public accountants, and the Company's plans to monitor, control and minimize risks pursuant to such policies.

         3.4   Financial Reporting Processes.
      Internal and External Controls. Review with the independent public accountants, the Company's internal auditors, and financial and accounting personnel, the integrity, adequacy and effectiveness of the Company's accounting and financial controls, both internal and external, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.
      Consider Changes. Consider and approve, if appropriate, major changes to the Company's accounting principles and practices as suggested in writing by the independent public accountants, management or the internal auditors.
      Reporting Systems. Establish systems of reporting to the Committee by each of (i) management, (ii) the independent public accountants and (iii) the internal auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.
      Reports. Obtain and review reports from the independent public accountants regarding:

        critical accounting policies and practices to be used by the Company;
        alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent public accountants; and

        other material written communications between the independent public accountants and management, including any management letter or schedule of unadjusted differences.

         3.5   Disclosure Processes.

      Internal Controls. Review with management, the independent public accountants and the Company's internal disclosure control committee, the integrity and effectiveness of the Company's controls for causing material information to be disclosed in its reports to the SEC and make and/or elicit recommendations for improvement.
      Reporting Systems. Establish systems of reporting to the Committee by each of (i) management, (ii) the independent public accountants and (iii) the Company's disclosure controls committee.
      Reports. Obtain and review reports from the independent public accountants regarding disclosure matters that come to the attention of the independent public accountants and other material written communications between the independent public accountants and     management regarding disclosure policies and controls.
         3.6   Legal and Regulatory Compliance
      SEC Report. Prepare the annual Audit Committee report included in the Company's proxy statement as required by the proxy rules under the Act.
      Complaints. Establish procedures for notification to the Audit Committee of the receipt and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters.
      General Counsel. Review with the general counsel legal matters that may have a material effect on the Company's financial statements or compliance policies.
         3.7   Other
      Recommendations; Reports. Regularly report to the Board on the Committee's activities and make appropriate recommendations.
      Evaluation. Periodically evaluate the performance of the Committee.
      Review and Publication of Charter. Review and reassess the adequacy of this Charter at least annually and recommend any proposed changes to the Board, as appropriate, and publish the Charter as required by applicable law.

    4.   Meetings, Minutes, and Reports.

        4.1   Executive Sessions. The Committee shall meet with the independent public accountants, internal auditors and management in separate executive sessions regularly (with such frequency as it determines) to discuss any matters that the Committee or these groups believe should be discussed privately.

        4.2   Other Meetings. Other meetings will be with such frequency, and at such times, as its Chairperson, or a majority of the Committee, determines. A special meeting of the Committee may be called by the Chairperson and will be called promptly upon the request of any two Committee members. Unless the Committee or the Board adopts other procedures, the provisions of the Company's Bylaws applicable to meetings of Board committees will govern meetings of the Committee.

        4.3   Minutes. Minutes of each meeting will be kept.

5.     Subcommittees. The Committee has the power to appoint and delegate matters to subcommittees, but no subcommittee will have any final decision-making authority on behalf of the Board or the Committee.

6.     Reliance; Experts; Cooperation.

        6.1   Retention of Independent Counsel and Advisors. The Committee has the power, in its sole discretion, to retain at the Company's expense such independent counsel, advisors and experts as it deems necessary or appropriate to carry out its duties.

        6.2   Reliance Permitted. The Committee will act in reliance on management, the Company's independent public accountants, internal auditors, and advisors and experts, as it deems necessary or appropriate to enable it to carry out its duties.

        6.3   Investigations. The Committee has the power, in its discretion, to conduct any investigation it deems necessary or appropriate to enable it to carry out its duties and to engage at the expense of the Company such professionals as it considers to be necessary in connection therewith.

        6.4   Required Participation of Employees. The Committee shall have unrestricted access to the Company's employees, independent public accountants, internal auditors, internal and outside counsel, and may request any employee of the Company or representative of the Company's outside counsel or independent public accountants to attend a meeting of the Committee or to meet with any members of the Committee or representative of the Committee's counsel, advisors or experts.

EXHIBIT A

Independence requirements
  The Board must affirmatively determine that the director has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
    A director cannot be on the Committee if he or she is currently employed by the Company or any of its affiliates or has been in any of the past three years.
    A director who accepts payments or who has a non-employee family member who accepts payments (including political contributions) from the Company or any of its affiliates in excess of $60,000 during the current or previous fiscal year, other than for Board service, benefits under a tax-qualified retirement plan or non-discretionary compensation, cannot be on the Committee until three years after the end of such payments.
    A director cannot be on the Committee if he or she is an immediate family member of an individual who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer. Immediate family includes a person's spouse, parent, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person's home.
    A director cannot be on the Committee if the company makes payments to an entity (including not-for-profits) where the director is an executive officer and such payments exceed the greater of $200,000 or five percent of either the Company's or the entity's gross revenues, whichever is more, in the current or any of the past three years.
    A director cannot be on the Committee if he or she is, or in the past three years has been, part of an interlocking directorate in which an executive officer of the Company serves on the compensation committee of another company that employs the director.
    A director who is a former partner or employee of the independent auditors who worked on the Company's audit engagement cannot be on the Committee until three years after the end of the auditing relationship.

  A Committee member may not, other than in his or her capacity as a member of the Committee, the Board, or any other board committee: (a) accept any consulting, advisory, or other compensatory fee from the Company; or (b) be an affiliated person of the Company or any of its subsidiaries. The SEC may exempt a particular relationship that the SEC determines appropriate in light of the circumstances. Director and committee fees are the only compensation a Committee member may receive from the Company.
    A director cannot be on the Committee if he or she is deemed to be an affiliated person of the Company or any subsidiary. A director cannot be on the Committee if he or she owns or controls more than 20% of the Company's voting securities.

  Knowledge requirements

  • All Committee members must be able to read and understand financial statements at the time of their appointment.

  • There must be at least one "financial expert" on the Committee who has, through education and experience as a public accountant or auditor or a principal financial officer, comptroller or principal accounting officer of a company, or from a position involving the performance of similar functions sufficient financial expertise in the accounting and auditing areas specified in the Sarbanes-Oxley Act of 2002, as the same may from time to time be amended.

  EXHIBIT B

  Prohibited Non-Audit Services

    Bookkeeping or other services related to the accounting records or financial statements of the Company;

    Financial information systems design and implementation;

    Appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

    Actuarial services;

    Internal audit outsourcing services;

    Management functions or human resources;

    Broker or dealer, investment advisor, or investment banking services;

    Legal services and expert services unrelated to the audit; and

    Any other services that the Public Company Accounting Oversight Board to be formed pursuant to the Sarbanes-Oxley Act of 2002 determines, by regulation, is impermissible.

  SUN HEALTHCARE GROUP, INC.

  ANNUAL MEETING OF STOCKHOLDERS

  JUNE 17, 2003

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

       The undersigned hereby appoints RICHARD K. MATROS, Chairman of the Board and Chief Executive Officer, and KEVIN W. PENDERGEST, Executive Vice President and Chief Financial Officer, and each of them, the attorneys and proxies of the undersigned, each with full power of substitution, to vote all the shares of Common Stock of Sun Healthcare Group Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at Sun's corporate offices at 18831 Von Karman, Suite 400, Irvine, California 92612 at 9:00 a.m., local time, on June 17, 2003, and at any adjournments or postponements thereof, and authorizes and instructs the proxies to vote in the manner directed on the reverse side.

       A copy of the Notice of Annual Meetings of Stockholders dated May 20, 2003 and the Proxy Statement dated May 20, 2003 has been received by the undersigned.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSALS SET FORTH HEREIN. IF NO DIRECTION IS MADE BELOW, THIS PROXY WILL BE VOTED FOR THE PROPOSALS ON THE REVERSE SIDE.

  (BE SURE TO SIGN AND DATE THE REVERSE SIDE OF THIS FORM)

  Annual Meeting of Stockholders

  SUN HEALTHCARE GROUP, INC.

  JUNE 17, 2003

  Please sign, date and mail your
  proxy card in the envelope provided
  as soon as possible!

  â Please Detach and Mail in the Envelope Provided â

  PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

  1.   To Elect Eight Directors:
                                                                              NOMINEES:
  ☐     FOR ALL MONIES                                          ☐ John W. Adams
                                                          ☐ Gregory S. Anderson
  ☐   WITHOLD AUTHORITY                                   ☐ Richard K. Matros
  FOR ALL MONIES                                               ☐   John F. Nickoll
                                                           ☐ Sanjay H. Patel
  ☐ FOR ALL EXCEPT                                           ☐   Bruce C. Vladeck, Ph.D.
  (See instructions below)                                    ☐ Steven L. Volla
                                                           ☐ Milton J. Walters

  INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the square next to each nominee you wish to withhold, as shown here:

                                                                    FOR      AGAINST      ABSTAIN

  2. On the proposal to ratify the appointment of                 ☐                 ☐      ☐
   Ernst & Young LLP as independent public
  accountants of the Company for the fiscal year
  ending December 31, 2003.

  3. In their discretion, proxies are authorized to transact and vote upon sun other business as may propery come before the meeting of any adjournments or postponements thereof.

  PLEASE MARK, SIGN, DATE AND RETURN THIS CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE TODAY

  To change the address on your account, please check the box at right and indicated      ☐
   your new address in the address space above. Please note that changes to the registered names(s) on the account may not be submitted via this method.

  ____________________________Date: ______________ _______________________________ Date:________________
  Signature of Stockholder                                                      Signature of Stockholder

  NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duty authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.